Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

AIR INDUSTRIES GROUP

COMMON STOCK PURCHASE AGREEMENT (as amended or supplemented from time to time, this "AGREEMENT"), dated as of October 25, 2013, between Air Industries Group, a Nevada corporation (the "Company") with offices at 1479 N. Clinton Avenue, Bay Shore, New York 11706, and the Kimura Corporation (the “Subscriber”), with offices at JP Tower, PO Box 2461, Tokyo 100-8698, Japan.

RECITALS:

        The Company is offering to sell to the Subscriber in a private placement to be conducted in accordance with Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), 133,000 shares of its common stock, $0.001 par value (the “Common Stock”).  The quantity and price terms of the transaction are as follows:

Number of Shares to be Purchased:   133,000

X   Price per Share:   $7.50

Aggregate Purchase Price:   $997,500

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1.           SUBSCRIPTION FOR SECURITIES.

           Upon execution and delivery of this Agreement, and subject to the terms and conditions hereof, the Company shall deliver one or more certificates representing the 133,000 Shares to the Subscriber, each registered in the name of the Subscriber, against receipt of the Aggregate Purchase Price for the Shares (the “Aggregate Purchase Price”).

2.           COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to and agrees with Subscriber that:

(a) DUE INCORPORATION. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other power to own its properties and to carry on its business as conducted on the date hereof. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.

(b) AUTHORITY.  The Company has the full right, power and authority to execute, deliver and perform under this Agreement.  This Agreement has been duly executed by the Company and this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

(c) OUTSTANDING SECURITIES. All of the issued and outstanding shares of the Company’s Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person.  All of the issued and outstanding shares of Common Stock have been issued pursuant to either a current effective registration statement under the Securities Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable Federal and state securities laws.

(d)    ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(e)   CONSENTS. No consent, approval, authorization, filing with or notice to any person, entity or public authority, or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, or the Company's stockholders is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations hereunder, including, without limitation, the issuance and sale of the Shares, other than filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis.

(f)         NO VIOLATION OR CONFLICT. Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor the sale of the Shares nor the performance of the Company's obligations under this Agreement will (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the certificate of incorporation or bylaws of the Company, each as amended as of the date hereof, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its Subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or such Subsidiary or over the properties or assets of the Company or such Subsidiary, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or such Subsidiary is a party, or by which the Company  or such Subsidiary is bound, or to which any of the properties of the Company or such Subsidiary is subject; or (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Shares or any of the assets of the Company or any of its Subsidiaries.

(g)  THE SHARES. The Shares upon issuance:

                      (i)      will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

                      (ii) will have been duly and validly authorized and duly and validly issued, and upon payment of the purchase price specified in this Agreement the Shares will be fully paid and non-assessable (with no personal liability attaching to the holders thereof or to the Company) and will be free from preemptive rights or rights of first refusal held by any person; provided Subscriber's representations herein are true and accurate and Subscriber takes no actions or fails to take any actions required for the purchase of the Shares to be in compliance with all applicable laws and regulations; and

                      (iii) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the Securities Act.

(h)  COMPANY SEC FILINGS.

(i)        The Company has filed all forms, statements, reports and documents required to be filed or, if permissible, furnished by it with the Securities and Exchange Commission (the “SEC”) since October 2, 2012 (collectively, the “Company SEC Reports”).  The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  As of its filing date, each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and no Subsidiary of Company is required to file any form, report or other document with the SEC pursuant to the Exchange Act.

(ii)      Each of the financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments of a generally recurring nature).

(iii) Except as and to the extent set forth in the Company SEC Reports filed with the SEC prior to the date hereof, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for (i) performance obligations under contracts existing on the date hereof or under applicable laws or regulations, in each case to the extent arising after the date hereof, (ii) liabilities and obligations incurred in the Ordinary Course of Business since June 30, 2013 and (iii) liabilities and obligations which, individually or in the aggregate, would not have a material adverse effect on the financial condition of the Company.

(iv)           There has not occurred any material adverse change, or any development constituting a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company taken as a whole, from that set forth in the June 30, 10-Q.

(v)           Each Company SEC Filing complied when so filed in all material respects with the Exchange Act, the Securities Act and the applicable rules and regulations of the SEC thereunder.

(vi)           Neither the offer or sale of the Shares pursuant hereto give rise to any rights for or relating to the registration of shares of securities of the Company or other securities of the Company.

(i)  ABSENCE OF CERTAIN CHANGES. Since June 30, 2013, and except as disclosed in one or more Reports on Form 8-k filed by the Company with the SEC, the Company has conducted its businesses only in the ordinary course of business and there has not been any adverse change to the financial condition or results of operations of the Company.

(j)  COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries  is in compliance with all laws, rules and regulations of all Federal, state, local and foreign government agencies having jurisdiction over the Company or affecting the business, assets or properties of the Company.  The Company and each of its Subsidiaries possesses all licenses, permits, consents, approvals and agreements (collectively, “Licenses”) which are required to be issued by any and all applicable Federal, state, local or foreign authorities necessary for the operation of its business and/or in connection with its assets or properties, except where the failure to possess such Licenses has not and will not have a Material Adverse Effect.

(k)  NO GENERAL SOLICITATION. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

(l)   INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.           SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. Subscriber hereby represents and warrants to and agrees with the Company that:

(a)  ORGANIZATION AND STANDING. Subscriber is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its assets and to carry on its business.

(b)  AUTHORIZATION AND POWER. Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares. The execution, delivery and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Subscriber or its Board of Directors or stockholders, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof.

 (c)  NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not (i) result in a violation of Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties. Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)   INFORMATION CONCERNING THE COMPANY. Subscriber has been directed to the SEC’s website “EDGAR” for information concerning the Company.  In addition, Subscriber has had the opportunity to ask questions of management of the Company and received such additional information regarding the Company as the Subscriber deems necessary as a basis for making a determination to purchase the Shares.

(e)    REGULATION S EXEMPTION.  The Subscriber understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions.  In this regard, the Subscriber represents, warrants and agrees that:

(i)           The Subscriber is not a U.S. Person (as defined in the Securities Act) and is not acquiring the Shares for the account or benefit of a U.S. Person.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(iii)           The Subscriber will not, during the period commencing on the date of issuance of the Shares and ending on the six month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)           The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(v)           The Subscriber was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Subscriber nor any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Subscriber and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The undersigned agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(ix)           Each certificate representing the Shares (and any shares into which the shares may be converted as a result of the reverse Acquisition or otherwise) shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(A)           “THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(B)           “TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

           (f)    COMMUNICATION OF OFFER. The offer to sell the Shares was directly communicated to the Subscriber by the Company or a designated representative of the Company and no other person has solicited an investment in the Shares on behalf of the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

           (g)    AUTHORITY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Subscriber and is a valid and binding agreement of Subscriber, enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

4.           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE USA PATRIOT ACT

(a)           The Subscriber understands and agrees that the Company prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure, unless the Company, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank (such persons or entities in (i) - (iv) are collectively referred to as "Prohibited Persons").

(b)           The Subscriber represents, warrants and covenants that: (i) it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person, and (ii) to the extent the Subscriber has any beneficial owners, (1) it has carried out thorough due diligence to establish the identities of such beneficial owners, (2) based on such due diligence, the Subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (3) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the Subscriber's complete withdrawal from the Company, and (4) it will make available such information and any additional information that the Company may require upon request.

(c)           If any of the foregoing representations, warranties or covenants ceases to be true or if the Company no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Company may be obligated to freeze the Subscriber's investment, either by segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber's investment may immediately be involuntarily withdrawn by the Company, and the Company may also be required to report such action and to disclose the Subscriber's identity to OFAC or other authority. In the event that the Company is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Company, the Placement Agent, if any, or  their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

5.           BROKER COMMISSIONS. The Company on the one hand, and Subscriber on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees. The Company has advised Subscriber that it may pay Taglich Brothers Inc. a placement agent fee in connection with the sale contemplated hereby in an amount not to exceed $20,000.  The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering described in this Agreement.

6.           COVENANTS OF THE COMPANY.

MOST FAVORED NATION.   If at any time prior to April 30, 2014, the Company, in a transaction in which it receives gross proceeds in excess of $1,000,000, issues or otherwise sells or distributes shares of its preferred stock, common stock or options, warrants, rights or other securities to purchase or convertible into shares of its preferred stock or common stock, hereinafter, the “New Securities,” (other than compensatory options to purchase no more than 500,000 shares issued to the directors, employees or regularly engaged consultants of the Company) at its option, Subscriber may elect to return all, but not less than all, of the Shares to the Company and subscribe for the New Securities to be sold or distributed by the Company.  In such event, Subscriber shall receive the number of New Securities as is equal to the result obtained by dividing the Aggregate Purchase Price by the price per share at which the New Securities are being sold by the Company.

 7.  MISCELLANEOUS.

(a)  NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered by reputable air courier service with charges prepaid, addressed to the intended recipient at its address set forth above or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

           (b) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by approval or written consent of Subscriber and the Company. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

           (c) COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

           (d) LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.

           (e) SURVIVAL. The representations and warranties, covenants and other agreements of the Company and the Subscriber set forth in this Agreement shall survive the purchase of the Shares by the Subscriber hereunder for a period of one year from the date hereof.

In Witness Whereof, the parties hereto have executed this Agreement as of the date set forth above.

AIR INDUSTRIES GROUP By: /s/ Peter D. Rettaliata Authorized Officer KIMURA CORPORATION By: /s/ Y.F. Kimura Authorized Officer